SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs Middle Market Lending Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Goldman Sachs Middle Market Lending Corp. (the “Company”)

We are pleased to provide answers to frequently asked questions regarding the proposals requiring stockholder votes at the Company’s annual meeting on November 2, 2017 (the “Meeting”).

The Meeting is being held for stockholders to vote on two proposals:

•	Proposal 1 - To elect four directors of the Company, who will each serve until the 2018 annual meeting of the stockholders and until his or her successor is duly elected and qualified, and

•	Proposal 2 - to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

Is my vote important?

Yes. If the Company is unable to get enough shares present or represented by proxy in order to constitute a quorum for a meeting, then the matters requiring stockholder approval cannot be voted upon.

How do I vote my share?

You may vote your shares by internet, phone or mail.

➢	Internet – log onto www.proxyvote.com and enter the control number located on your proxy card
➢	Phone – dial 1-800-690-6903 and enter the control number located on your proxy card
➢	Mail – sign and return the proxy card using the postage paid envelope provided with your proxy card

How does the Board of Directors of the Company (the “Board”) recommend that I vote?

The Board, including each of the independent directors, unanimously recommends that you vote “For” both proposals to be considered at the Meeting.

Who are the director nominees that have been proposed for election to the Board?

Each of Ms. Katherine (“Kaysie”) Uniacke, and Messrs. Carlos E. Evans, Timothy J. Leach, and Richard A.

Mark has consented to his or her nomination and has agreed to continue to serve if elected until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Where can I find more information about the proposals?

Additional information about the Company and the proposals is available in the Company’s annual proxy statement (the “Proxy”) filed on Schedule 14A with the United States Securities and Exchange Commission (the “SEC”). The Proxy is available upon request to the Company or by visiting the SEC’s website at www.sec.gov.

Confidentiality No part of this material may, without GSAM’s prior written consent, be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient.

© 2017 Goldman Sachs. All rights reserved. Date of first use September 26, 2017. 106515-OTU-611513

FOR FINANCIAL INTERMEDIARIES USE ONLY - NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC